Exhibit 5.1

Attorneys and Counselors 1901 Sixth Avenue North Suite 1500 Birmingham, AL 35203 (205) 251-8100 (205) 226-8799 Fax www.balch.com

November 9, 2009

Southern Power Company

30 Ivan Allen Jr. Boulevard, N.W.

Atlanta, Georgia 30308

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Southern Power Company, a Delaware corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2009 under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of (1) Preference Stock (the “Preference Stock") to be issued by the Company and (2) Senior Notes (the “Senior Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to a Senior Note Indenture dated as of June 1, 2002, as supplemented, between the Company and The Bank of New York Mellon (the “Senior Note Indenture”), in the form filed as an exhibit to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement, copies of the Company’s Certificate of Incorporation and By-Laws and the Senior Note Indenture. We have also reviewed minutes of the proceedings of the Board of Directors of the Company and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Preference Stock and the Senior Notes have been issued and sold upon the terms specified in the orders of the Federal Energy Regulatory Commission:

(1)       Upon the adoption by the shareholders of an amendment to the Certificate of Incorporation of the Company establishing the Preference Stock, the filing of such amendment in the Office of the Delaware Secretary of State and the filing in the Office of the Delaware

Southern Power Company

November 9, 2009

Secretary of State of an amendment to the Certificate of Incorporation establishing the rights and preferences of each series of Preference Stock, and when certificates for such Preference Stock have been executed, countersigned and registered in accordance with the resolutions of the Board of Directors and the By-Laws of the Company, such shares of Preference Stock will be legally issued, fully paid and non-assessable shares of the Company.

(2)       When the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes, have been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein, and when the Senior Notes have been executed, authenticated and delivered against proper payment therefor in accordance with the terms of the Senior Note Indenture, the Senior Notes will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors’ rights generally from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the opinions expressed in paragraph 2 above, with respect to matters of New York law, we have relied on the opinion of Dewey & LeBoeuf LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) the Senior Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama, the General Corporation Law of the State of Delaware and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and

Southern Power Company

November 9, 2009

regulations thereunder. Without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

Very truly yours,

/s/Balch & Bingham LLP

Annex I

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, NY 10019-6092

tel +1 212 259 8000

fax +1 212 259 6333

November 9, 2009

Balch & Bingham LLP

1901 Sixth Avenue North

Birmingham, Alabama 35203

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2009 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Preference Stock (the “Preference Stock”) to be issued by Southern Power Company (the “Company”) and (2) Senior Notes (the “Senior Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of June 1, 2002, as supplemented, between the Company and The Bank of New York Mellon, as trustee (the “Senior Note Indenture”), in the form filed as an exhibit to the Registration Statement. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Registration Statement.

We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Federal Power Act, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Federal Energy Regulatory Commission, when the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Senior Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Senior Note Indenture, the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective

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November 9, 2009

and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) the Senior Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished or quoted to, any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

DEWEY & LEBOEUF LLP